CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants,  we hereby consent to the use of our name and to all references to our firm included in, or made a part of this Post-Effective Amendment No. 1


                                            /s/ Joseph Decosimo and Company, PLL
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                                            Joseph Decosimo and Company, PLL

Cincinnati, Ohio
February 26, 1999